SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 23, 2007

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Mpls, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2007, the Board of Directors of Xcel Energy Inc. (the “Company”) approved an amendment to the Xcel Energy Senior Executive Severance and Change-in Control Policy (the “Policy”) to add, effective June 1, 2007, Mr. Paul J. Bonavia, President, Utilities Group, as a participant solely with respect to change-in control benefits.  As previously disclosed, each of the Company’s named executive officers other than Mr. Bonavia were already participants in the Policy.  Mr. Bonavia, however, had a separate employment agreement and change-in control agreement.  In connection with his addition as a participant in the Policy, Mr. Bonavia’s change-in-control agreement was terminated, effective June 1, 2007, and his employment agreement was amended, effective June 1, 2007, to reflect that change-in-control benefits would be paid under the Policy instead of through his change-in-control agreement.  Copies of the amendment to the Policy and Mr. Bonavia’s employment agreement are filed as exhibits 10.01 and 10.02 to this Form 8-K and are incorporated by reference herein.

As a participant in the Policy, if Mr. Bonavia is terminated (other than for cause, disability, death or voluntary retirement), including a voluntary termination following a diminution in salary, benefits or responsibilities, within two years following a change in control (as defined in the Policy), Mr. Bonavia would be entitled to receive:

•       a cash payment equal to three times his annual base salary and target annual incentive award;

•       prorated target annual incentive compensation for the year of termination;

•       a cash payment of approximately $30,000 for outplacement services;

•       a cash payment equal to the value of the additional amounts that would have been credited to or paid on his behalf under pension and retirement savings plans if he had remained employed for another three years;

•       continued medical, dental and life insurance benefits for three years; and

•       continued perquisite allowance for three years.

In addition, Mr. Bonavia would be entitled to receive an additional cash payment to make him whole for any excise tax on excess parachute payments that he may incur, with certain limitations specified in the Policy.

Under the terms of his amended employment agreement, upon termination following a change-in-control, Mr. Bonavia would be entitled to receive the greater of the payments under the Policy described above or the payments he would be entitled to receive under his employment agreement.

The Policy and Mr. Bonavia’s employment agreement have previously been filed as exhibits 10.10 to the Form S-4 Registration Statement (333-112032) of Southwestern Public Service Company, exhibit 10.39 to Xcel Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2006 and exhibit 10.25 to Xcel Energy’s Annual Report on Form 10-K for the year ended Dec. 31, 2004.

Item 9.01. Financial Statements and Exhibits

(c) Exhibit

Exhibit No.	Description
10.01	Second Amendment to the Xcel Energy Senior Executive Severance and Change-in-Control Policy.
10.02	Amendment Four to Employment Agreement Between Xcel Energy Inc. and Paul J. Bonavia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/ Benjamin G.S. Fowke III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer

May 30, 2007